Sales Contract

Seller: Yanglin Soybean Group of Heilongjiang

Buyer:

No.:
Date of Signing:
Place of Signing:

1.	Product

Product	Ex-work Price (RMB per ton)	Misc. Fees (RMB per ton)	Delivery by Train (RMB per ton)	Quantity (ton)	Total Value (in 10,000 RMB)
Soy meal	Market price
Total Value in Capital Characters (RMB)

Quality standards: in compliance to current national standards.

2.	Delivery method, place of transfer and relevant expenses: transferred in the seller’s plant, the buyer should bear all relevant expenses.

3.	The method of determining the quantity: the quantity shown by the seller’s electronic weighbridge should be used. The seller should provide the ponderation slip to the buyer.

4.	The method of settlement: payment in advance. The seller should provide formal VAT invoice to the buyer based on ex-work price.

5.	Date of delivery:

6.
Miscellaneous: each party may keep one original copy of this contract. The two parties may make supplementary agreement through negotiation to settle the matters not described in this contract. This contract is valid after it is signed and sealed by the two parties.

Seller:	Buyer:
Name: Yanglin Soybean Group of Heilongjiang	Name:
Address: Hedong District of Jixian County, Heilongjiang Province	Address:
Legal Representative: Liu Shulin	Legal Representative:
Proxy: Ding Huanqin	Proxy:
Phone: 0469-4991888	Phone:
Fax: 0469-4991999	Fax:
Bank: Ops Dept., Shuangyashan Branch, Agricultural Development Bank of China	Bank:
A/C No.: 20323059900100000007781
Postal Code: 155900